200 West Cypress Creek Road, Suite 400

Fort Lauderdale, Florida 33309

NEWS RELEASE

Contact:	Michael S. Shore
Chief Financial Officer
954-308-4200

SMF ENERGY CORPORATION

REPORTS EARNINGS FOR QUARTER ENDED DECEMBER 31, 2011

CONFERENCE CALL SCHEDULED FOR FEBRUARY 15, 2012 at 10:30 AM EST

Ft. Lauderdale, FL, February 14, 2012 – SMF ENERGY CORPORATION, (NASDAQ: FUEL) (the “Company”), a leading logistics service company providing efficient, just in time distribution of petroleum products and chemicals, today announced its earnings and results for the three and six-months ended December 31, 2011.

During the three months ended December 31, 2011, the Company reported net income of $2.9 million, or $0.33 diluted earnings per share compared to $134,000 or $0.02 diluted earnings per share, respectively for the same period a year ago. This quarter’s results reflect a $3.7 million income tax benefit partially offset by a $1.2 million executive retirement and related transition expense. Excluding those two items, the Company achieved adjusted net income1 of $373,000 for the quarter and Adjusted EBITDA2of $1.1 million, which non-GAAP financial measures are defined and reconciled below. These adjusted results are higher than reported net income and EBITDA3 for the same period a year ago by $239,000, or 178%, and $142,000, or 15%, respectively.

The Company’s operating results reflect the successful sales and marketing efforts that have delivered net new customer relationships and an overall 12% and 11% growth in gallons sold for the second quarter and for the first six months of this fiscal year, respectively, compared with the same period the prior year.

As previously announced, on January 12, 2012, the Company’s Board of Directors declared a quarterly cash dividend of $0.01725 per share, a 15% increase from the last fiscal quarter, payable to holders of record of the Company's common stock at the close of business on February 14, 2012, to be paid on March 9, 2012.

1,2,3 Adjusted net income, Adjusted EBITDA, and EBITDA are non-GAAP financial measures within the meaning of SEC Regulation G. See “Non-GAAP Measures and Definitions below.”

Steven R. Goldberg, Chief Executive Officer and President, commented:

“The Company’s performance continued seamlessly following the executive transition that occurred during the quarter. We are pleased that our results this period included double digit increases in gallons sold and sales revenue compared with the same quarter a year ago. As a result of our bottom line performance over the past few years and our positive expectations going forward, we recognized a portion of our formerly fully reserved deferred tax asset as a $3.7 million income tax benefit during the quarter. This resulted in a significant increase in our net income and shareholders’ equity as well as book value per share. Our balance sheet is strong, our earnings performance continues.”

Goldberg continued,

“Another result of our positive earnings trend was our Board of Directors declaring its third quarterly common stock dividend since the end of the last fiscal year. Today’s annualized dividend rate of 6.9 cents per share represents a 2% yield over our current thirty day average share price. The Board now plans to review the amount of the dividend at each quarterly meeting, to determine the appropriate action for that quarter. While there are no guarantees of future performance or common stock dividends, we continue to believe that our quarterly common stock dividend program is currently sustainable.”

“Our management team is highly motivated to build on our solid performance of the last few years. We are concentrating on new initiatives to enhance profitability and drive growth, resulting in higher shareholder value. To realize these objectives, we are reviewing our cost structure and making changes to improve efficiencies and propagate best practices, increasing our sales and marketing focus to achieve greater penetration of existing markets and customers (increasing “density”), and selectively expanding into contiguous markets to leverage our nearby presence and our ERP systems.”

“As we look beyond the near term, we will consider what strategic opportunities may be attractive, such as pursuing new products or following large customers into new markets. We will continue to invest in our fleet and in technology that provides us with a competitive edge. We will, however, always maintain the perspective of increasing shareholder value as the most important element with which to inform our decisions.”

“In sum, we are moving forward in a way that balances reward and risk, capital investment and shareholder returns, and all stakeholder interests.”

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Adjusted Net Income1, Adjusted EBITDA2, Adjusted Basic EPS4 and Adjusted Diluted EPS5. Non-GAAP Reconciliations. The reconciliation of Adjusted Net income and Adjusted EBITDA and Adjusted Basic EPS for the three and six months ended December 31, 2011 follows (in thousands, except per share data) (See ”Non-GAAP Measures and Definitions” below for reconciliation of EBITDA3 to net income) (unaudited):

		Excluding Non-recurring Items
	For the Three	Executive	Reversal of	For the Three	For the Three
	Months Ended	Retirement and	Deferred Tax	Months Ended	Months Ended
	December 31, 2011	Related Transition	Asset Valuation	December 31, 2011	December 31, 2010
	(as reported)	Expense	Allowance	(adjusted) [1,2,4,5]	(as reported)
Net income	$2,908	$1,158	$(3,693)	$373	$134
EBITDA[3]	$199	$872	$-	$1,071	$929
Basic EPS	$0.35	$0.13	$(0.44)	$0.04	$0.02
Diluted EPS	$0.33	$0.13	$(0.42)	$0.04	$0.02

		Excluding Non-recurring Items
	For the Six	Executive	Reversal of	For the Six	For the Six
	Months Ended	Retirement and	Deferred Tax	Months Ended	Months Ended
	December 31, 2011	Related Transition	Asset Valuation	December 31, 2011	December 31, 2010
	(as reported)	Expense	Allowance	(adjusted)[1,2,4]	(as reported)
Net income	$3,728	$1,158	$(3,693)	$1,193	$248
EBITDA[3]	$1,753	$872	$-	$2,625	$1,882
Basic EPS	$0.44	$0.14	$(0.44)	$0.14	$0.03
Diluted EPS	$0.43	$0.13	$(0.43)	$0.13	$0.03

The estimated realizable net deferred tax asset of approximately $3.7 million recorded as of December 31, 2011, is an estimate that is subject to adjustment in the future based on the Company’s continuing evaluation of its potential ability to maximize the asset under IRC Section 382.

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Selected Income Statement and Financial Data

The following tables present comparative financial data for the periods noted:

All amounts in thousands of dollars, except price per share, weighted average common shares outstanding, gallons sold, net margin per gallon and dividends declared per common share

(Unaudited)

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010

Petroleum product sales and service revenues	$63,364	$46,608	$130,091	$91,665
Petroleum product taxes	7,193	5,956	14,671	11,960
Total revenues	70,557	52,564	144,762	103,625

Cost of petroleum product sales and service	59,275	42,820	121,022	84,039
Petroleum product taxes	7,193	5,956	14,671	11,960
Total cost of sales	66,468	48,776	135,693	95,999

Gross profit	4,089	3,788	9,069	7,626

Selling, general and administrative expenses	3,583	3,374	7,474	6,866
Executive retirement and related transition expense	1,158	-	1,158	-

Operating income (loss)	(652)	414	437	760

Interest expense	(173)	(232)	(422)	(455)
Interest and other income	49	10	51	12

Income (loss) before income taxes	(776)	192	66	317

Income tax benefit (expense)	3,684	(58)	3,662	(69)
Net income	$2,908	$134	$3,728	$248

Basic and diluted net income per share computation:
Net income per share attributable to
common shareholders:
Basic	$0.35	$0.02	$0.44	$0.03
Diluted	$0.33	$0.02	$0.43	$0.03

Weighted average common shares outstanding:
Basic	8,405	8,505	8,386	8,527
Diluted	8,720	8,640	8,633	8,661

EBITDA[3] (non-GAAP measure)	$199	$929	$1,753	$1,882

Gallons sold	19,023	17,025	38,796	34,937

Net margin per gallon[6]	$0.23	$0.23	$0.25	$0.23

Dividends declared per common share	$0.015	$-	$0.0275	$-

5 See “Non-GAAP Measures and Definitions” below.

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Condensed Consolidated Balance Sheet

All amounts in thousands of dollars
	December 31, 2011	June 30, 2011
	(Unaudited)
ASSETS
Current assets	$22,623	$23,790
Deferred tax asset, long-term	3,738	-
Property, plant and equipment, net	8,685	7,083
Other assets, net	1,957	2,646
Total assets	$37,003	$33,519

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$13,940	$14,029
Long-term debt, net and other liabilities	11,226	11,489
Shareholders’ equity	11,837	8,001
Total liabilities and shareholders’ equity	$37,003	$33,519

Non-GAAP Measures and Definitions. The following terms are used in this report to describe non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP.

1 Adjusted Net Income. Adjusted net income is defined as net income excluding one-time items such as reversal of a portion of the deferred tax asset valuation allowance and executive retirement and related transition expense. We believe that adjusted net income provides useful information to investors because it excludes one-time charges or gains not related to the core operating business activities, allowing meaningful analysis of the performance of our operations.

2 Adjusted EBITDA. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, and one-time executive retirement and related transition expense. We believe that Adjusted EBITDA provides useful information to investors because it excludes transactions not related to the core cash operating business activities and one-time transactions, allowing meaningful analysis of the performance of our core cash operations. The stock-based compensation amortization expense is considered an amortization item to be excluded in the adjusted EBITDA calculation.

3 EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation, and amortization. We believe that EBITDA provides useful information to investors because it excludes transactions not related to the core cash operating business activities, allowing meaningful analysis of the performance of our core cash operations. The stock-based compensation amortization expense is considered an amortization item to be excluded in the EBITDA calculation.

4 Adjusted Basic EPS. Adjusted basic EPS is defined as adjusted net income, which excludes one-time items such as reversal of a portion of the deferred tax asset valuation allowance and executive retirement and related transition expense, divided by basic weighted average common shares outstanding. We believe that adjusted basic EPS provides useful information to investors because it excludes one-time charges or gains not related to the core operating business activities, allowing meaningful analysis of the performance of our operations.

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5Adjusted Diluted EPS. Adjusted Diluted EPS is defined as adjusted net income, which excludes one-time items such as reversal of a portion of the deferred tax asset valuation allowance and executive retirement and related transition expense, divided by diluted weighted average common shares outstanding. We believe that adjusted diluted EPS provides useful information to investors because it excludes one-time charges or gains not related to the core operating business activities, allowing meaningful analysis of the performance of our operations.

6Net Margin Per Gallon. Net margin per gallon is one of the most important measures of our financial performance. It is calculated by adding the cost of sales depreciation and amortization to gross profit, and dividing that sum by the number of gallons sold.

The reconciliation of EBITDA and Adjusted EBITDA to Net income for the second quarters of fiscal 2012 and 2011 is as follows (in thousands):

	For the Three Months ended December 31,
	2011	2010

Net income	$2,908	$134
Add back:
Interest expense	173	232
Income tax (benefit) expense	(3,684)	58
Depreciation and amortization expense within:
Cost of sales	252	180
Selling, general and administrative expenses	224	276
Stock-based compensation amortization expense	326	49
EBITDA	199	929
Executive retirement and related transition expense
(excludes non-cash stock-based compensation amortization)	872	-
Adjusted EBITDA	$1,071	$929

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The reconciliation of EBITDA and Adjusted EBITDA to Net income for the six months ended December 31, 2011 and 2010 is as follows (in thousands):

	For the Six Months Ended December 31,
	2011	2010

Net income	$3,728	$248
Add back:
Interest expense	422	455
Income tax (benefit) expense	(3,662)	69
Depreciation and amortization expense within:
Cost of sales	442	446
Selling, general and administrative expenses	480	594
Stock-based compensation amortization expense	343	70
EBITDA	1,753	1,882
Executive retirement and related transition expense		-
(excludes non-cash stock-based compensation amortization)	872	-
Adjusted EBITDA	$2,625	$1,882

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CONFERENCE CALL

Management will host a conference call on February 15, 2012 at 10:30 AM Eastern StandardTime (“EST”) to further discuss the results of the Company’s second quarter ended December 31, 2011. Interested parties can listen to the call live on the Internet through the Company’s Web site at www.mobilefueling.com or by dialing 866-804-6920 (domestic) or 857-350-1666 (international), using Pass Code 83536741. Listeners should dial in to the call at least 5-10 minutes prior to the start of the call or should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. The Web cast is also available through Thomson’s investor portals. Individual investors can listen to the call at www.earnings.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com). A telephone replay of the conference call will be available from February 15, 2012 at 12:30 PM EST until midnight EST on February 22, 2012, by dialing 888-286-8010 (domestic) or 617-801-6888 (international), using Pass Code 27364111. A web archive will be available for 30 days at www.mobilefueling.com.

ABOUT SMF ENERGY CORPORATION (NASDAQ: FUEL)

The Company is a leading provider of petroleum product distribution services, transportation logistics and emergency response services to the trucking, manufacturing, construction, shipping, utility, energy, chemical, telecommunications and government services industries. The Company provides its services and products through 34 locations in the eleven states of Alabama, California, Florida, Georgia, Louisiana, Nevada, Mississippi, North Carolina, South Carolina, Tennessee and Texas. The broad range of services the Company offers its customers includes commercial mobile and bulk fueling; the packaging, distribution and sale of lubricants and chemicals; integrated out-sourced fuel management; transportation logistics and emergency response services. The Company’s fleet of custom specialized tank wagons, tractor-trailer transports, box trucks and customized flatbed vehicles delivers diesel fuel and gasoline to customers’ locations on a regularly scheduled or as needed basis, refueling vehicles and equipment, re-supplying fixed-site and temporary bulk storage tanks, and emergency power generation systems; and distributes a wide variety of specialized petroleum products, lubricants and chemicals to our customers. More information on the Company is available at www.mobilefueling.com.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. For example, predictions or statements of belief or expectation concerning the future performance of the Company, the ability to make dividend payments, the future trading prices of the Company’s common stock and the potential for further growth of the Company are all “forward looking statements” which should not be relied upon. Such forward-looking statements are based on the current beliefs of the Company and its management based on information known to them at this time. Because these statements depend on various assumptions as to future events, they should not be relied on by shareholders or other persons in evaluating the Company. Although management believes that the assumptions reflected in such forward-looking statements are reasonable, actual results could differ materially from those projected. In addition, there are numerous risks and uncertainties that could cause actual results to differ from those anticipated by the Company, including but not limited to those cited in the “Risk Factors” section of the Company’s Form 10-K for the year ended June 30, 2011 and our Form 10-Q for the quarterly period ended December 31, 2011.

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